                                                                   Exhibit 10.11
                                                                   -------------

     CuraGen Corporation has omitted from this Exhibit 10.11 portions of the Agreement for which CuraGen Corporation has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested are marked with X's in brackets and such confidential portions have been filed separately with the Securities and Exchange Commission.

                                                            Agreement No.95-0191

                    OPTION AND EXCLUSIVE LICENSE AGREEMENT
                    --------------------------------------

     This Agreement is made effective the 4th day of October, 1996, by and between Wisconsin Alumni Research Foundation (hereinafter called "WARF"), a nonstock, nonprofit Wisconsin corporation, and CuraGen Corporation (hereinafter called "CuraGen"), a corporation organized and existing under the laws of Delaware;

     WHEREAS, WARF owns certain inventions that are described in the "Licensed Patents" defined below, and WARF is willing to grant a license to CuraGen under any one or all of the Licensed Patents and CuraGen desires a license under all of them;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

     Section 1.  Definitions.
                 -----------

     For the purpose of this Agreement, the Appendix A definitions shall apply.

     Section 2.  Grant.
                 -----

          A.     Option.
                 ------

                 (i) WARF hereby grants to Curagen and its Affiliates an option to obtain set out in this Agreement in the Licensed Field and Licensed Territory under the option shall expire on October 4, 1999.

                 (ii) In order to exercise its option under this Section 2A, CuraGen must not WARF in writing, prior to the expiration of the option, that CuraGen is exercising its option and include with such notification a development plan and the License Fee due under Section 3 C. Upon such exercise of the option, the license granted under Section 2B will become effective.

          B.     License.
                 -------

     Upon CuraGen's exercise of the option in Section 2A, WARF will hereby grant to CuraGen an exclusive license, limited to the Licensed Field and the Licensed Territory, under the Licensed Patents to make, have made, use, sell, offer for sale, and import Products.

          C.     Sublicenses.
                 -----------

                 (i) Upon CuraGen's exercise of the option in Section 2A, CuraGen may grant written, nonexclusive sublicenses to third parties. Any agreement granting a sublicense shall state that the sublicense is subject to the termination of this Agreement. CuraGen shall have the same responsibility for the activities of any sublicensee as if the activities were directly those of CuraGen.

                                    1 of 11

               (ii) In respect to sublicenses granted by CuraGen under this
Section 2C, CuraGen shall pay to WARF an amount equal to what CuraGen would have been required to pay to WARF had CuraGen sold the amount of Products sold by such sublicensee.


          Section 3.  Consideration.
                      --------------

                 A.   Development.
                      ------------

     Upon CuraGen's exercise of the option in Section 2A, CuraGen agrees to use diligent efforts in the exercise of its reasonable business judgment to develop, produce and market Products, and to pursue the development plan set forth in the Gantt Chart submitted by CuraGen upon exercise of the option in Section 2A, and thereafter will provide WARF with an annual letter describing the progress made therein. WARF agrees to keep such letter confidential pursuant to Section 13.

                 B.   Option Fee.
                      -----------

     CuraGen agrees to pay to WARF an option fee of [XXXXXX] upon execution of this Agreement. Such option fee will be credited against the license fee due under Section 3C upon exercise of the option.

                 C.   License Fee.
                      ------------

     Upon exercise of its option granted in Section 2A, CuraGen agrees to pay to WARF a license fee of [XXXXXXX].

                 D.   Royalty.
                      --------

     If CuraGen exercises its option in Section 2A, in addition to the Section 3C license fee, CuraGen or its sublicensee(s) agree to pay to WARF as "earned royalties" a royalty calculated as a percentage of the Selling Price of Products made, used or sold by CuraGen and its Affiliates or its sublicensee(s) in the United States subject however to any credits permitted hereunder. If the Product is made and sold outside the United States, no royalties shall be payable on such Products. The royalty is deemed earned as of the date the Product is actually sold and paid for. The royalty shall remain fixed while this Agreement is in effect at a rate of [XXXXXXXXXXXXXXXXXXXXX] of the Selling Price.

                 E.   Minimum Royalty.
                      ----------------

     CuraGen further agrees to pay to WARF a minimum royalty for each calendar year or part thereof during which this Agreement is in effect, starting in the third calendar year after exercise of the option, against which any earned royalty paid for the same calendar year will be credited. The minimum royalty shall be [XXXXXX] per calendar year. The minimum royalty for a given year shall be due at the time payments are due for the calendar quarter ending on December
31. It is understood that the minimum royalties will apply on a calendar year basis, and that sales of Products requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual minimum royalty due WARF for any given calendar year.

                                    2 of 11


                                              [Confidential treatment requested]

                 F.   Accounting: Payments.
                      --------------------

               (i) Amounts owing to WARF under Sections 2C and 3D shall be paid on a quarterly basis, with such amounts due and received by WARF on or before the sixtieth day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid more than sixty (60)days after they are due to WARF shall accrue interest until paid at the rate of the lesser of one percent (1%) per month or the maximum amount allowed under applicable law. However, in no event shall this interest provision be construed as a grant of permission for any payment delays.

               (ii) Except as otherwise directed, all amounts owing to WARF under this Agreement shall be paid in U.S. dollars to WARF at the address provided in Section 15(a). All royalties owing with respect to Selling Prices stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign Currencies on the day preceding the payment.

               (iii) A full accounting showing how any amounts owing to WARF under Sections 2C and 3D have been calculated shall be submitted to WARF on the date of each such payment. Such accounting shall be on a per-country and product line, model or tradename basis and shall be summarized on the form shown in Appendix B of this Agreement. In the event no payment is owed to WARF, a statement setting forth that fact shall be supplied to WARF.

       Section 4. Certain Warranties of WARF.
                  ---------------------------

          A. WARF warrants that except as otherwise provided under Section 12 of this Agreement with respect to U.S. Government interests, it is the owner of the Licensed Patents and has the right to grant the option and upon exercise of such option the licenses granted to CuraGen in this Agreement. However, nothing in this Agreement shall be construed as:

               (i) a warranty or representation by WARF as to the validity or scope of any of Licensed Patents;

               (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties; or

               (iii) an obligation to bring or prosecute actions or suits against third parties for infringement of Licensed Patents:

     B. EXCEPT AS EXPRESSLY SET FORTH HEREIN, WARF MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY CURAGEN, ITS SUBLICENSEES OR THEIR VENDEES OR OTHER TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

                                    3 of 11

              Section 5.  Recordkeeping.
                          -------------

          A. CuraGen and its sublicensee(s) shall keep books and records sufficient to verify the accuracy and completeness of CuraGen's and its sublicensee(s)'s accounting referred to above, including without limitation inventory, purchase and invoice records relating to the Products or their manufacture. Such books and records shall be preserved for a period not less than five years after they are created during and after the term of this Agreement.

          B. CuraGen and its sublicensee(s) shall take all steps necessary so that WARF may within thirty days of its request review and copy all the books and records at a single U.S. location to verify the accuracy of CuraGen's and its sublicensee(s)'s accounting. Such review shall be made not more than once each calendar year, upon reasonable notice and during regular business hours, at the expense of WARF by a Certified Public Accountant to whom CuraGen has no reasonable objection.

          C. If a royalty payment deficiency is determined, CuraGen or its sub licensee(s) shall. pay the royalty deficiency outstanding within thirty (30) days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 3F(i).

       Section 6.   Term and Termination.
                    --------------------

          A. The term of this Agreement shall begin on the effective date of this Agreement and continue until the expiration of the option granted in
Section 2A or, if the option is exercised, until the expiration of the last to expire of the Licensed Patents.

          B. CuraGen may terminate this Agreement at any time by giving at least sixty (60) days' prior written and unambiguous notice of such termination to WARF.

          C. In the event either party shall materially breach any of the terms, conditions and agreements contained in this Agreement to be kept, observed and performed by it, then the other party may terminate this Agreement, at its option and without prejudice to any of its other legal and equitable rights and remedies, by giving the party who committed the breach sixty (60) days notice in writing, particularly specifying the breach, unless the notified party within such sixty (60) day period shall have rectified the breach.

          D. Upon the termination of this Agreement, CuraGen shall remain obligated to provide an accounting for and to pay royalties earned up to the date of the termination and any minimum royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable calendar year.

       Section 7.  Assignability.
                   -------------

     This Agreement may not be transferred or assigned by either party without the prior written consent of the other party, except that CuraGen may freely assign this Agreement to an Affiliate or to an entity acquiring substantially all of its business to which Products relate.

                                    4 of 11

     Section 8.  Enforcement.
                 ------------

     Upon CuraGen's exercise of the option in Section 2A, the following provisions shall take effect.

          A. In the event that either party believes there is infringement of any Licensed Patent under this Agreement, the party shall provide the other party with notification thereof. During the term of this Agreement, CuraGen shall have the right, but not the obligation, to prosecute at its own expense any such infringement of the Licensed Patents. Before filing any such legal action against such infringement, CuraGen shall have obtained the opinion of outside counsel that such infringement is occurring and shall have provided WARF with a copy of such opinion. If CuraGen elects to prosecute such infringement, the total cost of any infringement action shall be borne by CuraGen and CuraGen shall keep any recovery or damages for past infringement derived therefrom. WARF agrees to cooperate with CuraGen in connection with said action and shall have the right to join in such action upon prompt notification to CuraGen.

          B. If CuraGen is unwilling or: unable to bring a suit against any alleged infringer, then, and in those events only, WARF shall have the right, but not the obligation, to prosecute at its own expense any infringement of the Licensed Patents. If WARF elects to prosecute any such infringement, the total cost of any infringement action shall be borne by WARF and WARF shall keep any recovery or damages for patent infringement derived therefrom.


     Section 9.  Patent Marking.
                 --------------

     Upon CuraGen's exercise of the option in Section 2A, CuraGen shall insure that it and its sublicensee(s) apply patent markings that meet all requirements of U.S. law, 35 U.S.C. 287, with respect to all Products subject to this Agreement.

     Section 10. Product Liability Conduct of Business.
                 --------------------------------------

     Upon CuraGen's exercise of the option in Section 2A, the following provisions shall take effect.

          A. CuraGen shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold WARF and the inventors of the Licensed Patents harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Products arising from any right or obligation of CuraGen or any sublicensee hereunder. Notwithstanding the above, WARF at all times reserves the right to retain counsel of its own to defend WARF's interests.

          B. CuraGen warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in marketing the products subject to this Agreement and that such insurance coverage lists WARF and the inventors of the Licensed Patents as additional insureds. Within ninety (90) days after CuraGen's exercise of the option in
Section 2A and thereafter annually between January 1 and January 31 of each year, CuraGen will

                                    5 of 11
present evidence to WARF that the coverage is being maintained with WARF and its inventors listed as additional insureds if the Licensed Product has an in vivo effect. In addition, CuraGen shall provide WARF with at least 30 days prior written notice of any change in or cancellation of the insurance coverage.

     Section 11. Use of Names.
                 -------------

     CuraGen and its sublicensee(s) shall not use WARF's name, the name of any inventor of inventions governed by this Agreement, or the name of the University of Wisconsin in sales promotion, advertising, or any other form of publicity without the prior written approval of the entity or person whose name is being used. Notwithstanding the foregoing, CuraGen may state in written materials that CuraGen has obtained an option or a license, as appropriate, from WARF to the technology which is the subject of this Agreement.

     Section 12. United States Government Interests.
                 -----------------------------------

     It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Licensed Patents were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. (S) 200-212 and applicable regulations. of Chapter 3,7. of the Code of Federal Regulations, to a nonexclusive'; nontransferable, `irrevocable paid-up license to practice or have practiced the invention of such Licensed Patents for governmental purposes. Any license granted to CuraGen in this Agreement shall be subject to such right.

     Section 13. Confidential Information.
                 -------------------------

     The following provisions relate to restrictions on the disclosure and use of Confidential Information by the parties:

          A.     Confidentiality. CuraGen and WARF each agree to treat as
                 ---------------
confidential and to use only in the conduct of its business, all Confidential Information disclosed to it by the other party.

          B.     Non-Disclosure and Non-Use. CuraGen and WARF each agrees not to
                 --------------------------
disclose any of the Confidential Information received from the other party to any unauthorized third party and not to use any of the Confidential Information except in the conduct of its business until the later of (a) five years from the effective date of this Agreement; or (b) two years from the effective date of termination.

          C.     Release from Restrictions. All information which is
                 -------------------------
characterized as Confidential Information shall cease to be confidential and CuraGen and/or WARF shall be released from their respective obligations under Sections 13A and 13B hereof on the date when, through no fault or omission of the party seeking such release, such information becomes (a) disclosed in published literature; (b) generally available to industry; or (c) obtained by the party seeking such release from a third party without binder of secrecy, provided. however that such third party has no confidentiality obligations to
--------- -------
the other party.

                                    6 of 11

     Section 14. Miscellaneous.
                 --------------

     This Agreement shall be construed in accordance with the internal laws of the State of Wisconsin. If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations. The parties hereto are independent contractors and not joint ventures or partners.

     Section 15. Notices.
                 --------

     Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

     (a)  Wisconsin Alumni Research Foundation
          Attn:  Managing Director
          614 Walnut Street
          Madison, Wisconsin 53705

     (b)  CuraGen Corporation
          Attn:  Jonathan M. Rothberg, Ph.D.
          322 East Main Street
          Branford, Connecticut 06405

     Section 16. Integration.
                 -----------

     This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgement, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

     Section 17. Benefits.
                 ---------

     All terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto, and upon their respective successors and assigns as those are permitted under the terms of this Agreement.

                                    7 of 11

     Section 18. Contract Formation and Authority.
                 ---------------------------------

     The persons signing on behalf of WARF and CuraGen hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

  WISCONSIN ALUMNI RESEARCH FOUNDATION

/s/ Richard H. Leazer                                   Date: November 13, 1996
----------------------
    Richard H. Leazer, Managing Director

   CURAGEN CORPORATION

/s/ Jonathan M. Rothberg                                Date: October 30, 1996
-------------------------
    Jonathan M. Rothberg, President

Reviewed by WARF's Attorney:

/s/ Attorney                                            Date: October 3, 1996
------------

(WARF's attorney shall not be deemed a signatory to this Agreement.)

                                    8 of 11

                                  APPENDIX A

     A. "Licensed Patents" shall refer to and mean [XXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXX], and reissues and extensions of such patent; and United States and foreign patents granted thereon, and reissues and extensions thereof.

     B. "Affiliates" shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled or under common control with CuraGen or WARF as the case may be. For the purposes of this definition, control shall mean the direct or indirect ownership of at least fifty percent (50%) or, if less than fifty percent (50%), the maximum percentage as allowed by applicable law of (a) the stock shares entitled to vote for the election of directors; or (b) ownership interest.

     C. "Products" shall refer to and mean [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXX]. For the purposes of calculating the selling Price; "Products" shall include [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

     D. "Selling Price" shall mean, in the case of Products that are sold, the invoice price to the retail customer of Products (regardless of uncollectible accounts) less any discounts, shipping costs, allowances because of returned Products, or sales taxes. In the event of a sale to a previous purchaser of Products of a component that incorporates the technology of the Licensed Patents, the "Selling Price" will be the price of solely the component.

     E. "Licensed Field" shall be limited to the field of [XXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

     F.  "Licensed Territory" shall be worldwide.

     G. "Confidential Information" shall mean this Agreement, the Development Plan and Development Reports, and any and all books, records, opinions of counsel and business information required to be supplied to WARF by CuraGen under the terms of this Agreement.

                                    9 of 11

                                              [Confidential treatment requested]

                                  APPENDIX B

                              WARF ROYALTY REPORT
                              -------------------

       Licensee:_______________________________ Agreement No.___________________
       INVENTOR:_______________________________ P#:   P
                                                   -----------------------------

Period Covered:     From:     / 199             THROUGH:  /  /  199
                         --------------------           ------------------------

Prepared By:___________________________      DATE:__________________________

Approved By:___________________________      DATE:__________________________

     If license covers several major product LINES, please prepare a separate report for each line. Then combine all product lines into a summary report.

Report Type:    [_] Single Product Line Report:

                [_] Multiproduct Summary Report Page I of ______ PAGES

                [_] Product Line Detail. Line:______TRADENAME:_______PAGE:______

Report Currency:[_] U.S. Dollars     ID Other

==============================================================================
 County      Gross       Less        Net      Royalty   Period Royalty Amount
             Sales    Allowances    Sales      Rate     This Year  Last Year
------------------------------------------------------------------------------
U.S.A.
------------------------------------------------------------------------------
Canada
------------------------------------------------------------------------------
Europe:
------
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
Japan
------------------------------------------------------------------------------
Other:
-----
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

==============================================================================
TOTAL:
==============================================================================

                                   10 of 11

Total Royalty:_____________Conversion Rate: ____________ Royalty in U.S. Dollars:_____________

 The following royalty forecast is non-binding and for WARF's internal planning purposes only

Royalty Forecast Under This Agreement: Next Quarter:______ Q2_____ Q3:______ Q4______:

--------------------------------------------------------------------------------
     On a separate page, please indicate the reasons for returns or other adjustments if significant.
  Also note any unusual occurrences that affected royalty amounts during this period.
   To assist WARF's forecasting, please comment on any significant expected trends in sales volume.

--------------------------------------------------------------------------------

                                   11 of 11